Black Creek Diversified Property Fund Inc. Form 10-Q
Exhibit 32.1
Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350
I, Dwight L. Merriman III, as Chief Executive Officer of Black Creek Diversified Property Fund Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 13, 2017

/s/ DWIGHT L. MERRIMAN III
Name:	Dwight L. Merriman III
Title:	Chief Executive Officer